UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 2, 2009

First Financial Holdings, Inc. (Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina 29401
(Address of principal executive offices)

Registrant's telephone number (including area code): (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

[ ]		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]		Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Election of Directors; Appointment of Principal Officers

First Financial announced in a press release dated February 2, 2009 that at its Annual Meeting on January 29, 2009, shareholders elected A. Thomas Hood, James L. Rowe and Henry M. Swink to the Board of Directors for a three-year term to expire January 2012.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

In the above mentioned press release dated February 2, 2009 First Financial also reported that the Board of Directors declared a regular quarterly cash dividend of .05 cents per share.  The dividend is payable February 27, 2009, to stockholders of record as of February 13, 2009. Additionally, First Financial announced that at its Annual Meeting on January 29, 2009, shareholders ratified the appointment of Grant Thornton, LLP as our independent accounting firm for 2009.

For further information see the attached press releases in exhibits 99.1.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

Exhibit (99.1) Press release dated February 2, 2009 First Financial Holdings, Inc. announces dividend of five cents per share and annual meetings results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ R. Wayne Hall
R. Wayne Hall
Executive Vice President, Finance
and Chief Financial Officer

Date: February 2, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Exhibit (99.1) Press release dated February 2, 2009 First Financial Holdings, Inc. announces dividend of five cents per share and annual meetings results.